Exhibit 99.1

S&W Reports Preliminary Financial Results for the First Quarter of Fiscal 2023

S&W to Report First Quarter Fiscal 2023 Financial Results on November 10, 2022

For Immediate Release

Company Contact:	Investor Contact:
Betsy Horton, Chief Financial Officer	Robert Blum
S&W Seed Company	Lytham Partners, LLC
Phone: (720) 593-3570	Phone: (602) 889-9700
www.swseedco.com	sanw@lythampartners.com
www.lythampartners.com

LONGMONT, Colorado – October 25, 2022 – S&W Seed Company (Nasdaq: SANW), a global agricultural company, today announced preliminary financial results for the first quarter of fiscal 2023 ended September 30, 2022.

The Company expects total revenues in the first quarter of fiscal 2023 to be in the range of $19.5 million to $20 million, representing an increase of 26% to 29% compared to total revenue of $15.5 million in the year ago first quarter.

The Company expects first quarter fiscal 2023 gross margins to be in the range of 22.5% to 22.9%, an improvement compared to gross margins of 20.1% in last year’s first quarter.

Adjusted EBITDA for the first quarter of fiscal 2023 is expected to be $(1.8) million to $(1.6) million, compared to adjusted EBITDA of $(4.0) million in the first quarter of fiscal 2022.

“In our first full quarter following the strategic review we enacted at the end of last fiscal year to focus on developing our key centers of value, we expect to report first quarter revenues of $19.5 to $20 million and improvement in gross margins and adjusted EBITDA,” commented Mark Wong, CEO of S&W Seed Company. “During the quarter, we saw strong performance from both our international forage operations and U.S. forage businesses. We believe the initiatives we have put in place to drive revenue growth and improve profitability, including gross margin expansion and the reduction of operating costs, put us well on the pathway to achieve the goals set forth for fiscal 2023.”

S&W Seed Company has not finalized its financial statements for the first quarter of fiscal 2023 ended September 30, 2022. The preliminary, unaudited financial information for the first quarter of fiscal 2023 presented in this press release is based on S&W Seed Company’s initial review of the information presented and its current expectations and are subject to adjustment as a result of, among other things, the completion of the Company’s end-of-period reporting processes. As such, any financial information contained in this press release may differ materially from the information reflected in the Company’s financial statements as of and for the quarter ended September 30, 2022. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter ended September 30, 2022. Accordingly, undue reliance should not be placed on this preliminary information. The Company anticipates releasing full financial results on November 10, 2022.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, November 10, 2022, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 8584312. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to the preliminary expected financial results included in this press release reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have included expected adjusted EBITDA in this press release, which is a non-GAAP financial measure. We use non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

We define adjusted EBITDA as GAAP net loss, adjusted to exclude interest expense, interest expense – amortization of debt discount, provision for (benefit from) income taxes, depreciation and amortization, goodwill impairment charges, non-recurring transaction costs from SG&A, non-cash stock-based compensation, foreign currency (gain) loss, change in contingent consideration obligation, dividends accrued for participating securities and accretion and gain on sale of marketable securities. We believe that adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. We have not reconciled adjusted EBITDA to net loss because we are unable at this time to make accurate assumptions regarding the reconciling items, including income tax expense, as we have not yet completed our final quarter-end tax provision procedures. Accordingly, a reconciliation of adjusted EBITDA to net loss (the most comparable financial measure calculated in accordance with GAAP) is not available without unreasonable effort.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “may,” “future,” “plan,” “should,” “preliminary” or “expected.” Forward-looking statements in this release include, but are not limited to: our expectations regarding total revenues, gross margins and adjusted EBITDA for the fiscal quarter ended September 30, 2022. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: adjustments to these preliminary financial results resulting from, among other things, the completion of our end-of-period reporting processes; and the timing and amount of revenue we are able to recognize in a given fiscal period. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.